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                                                                    Exhibit 10.2

FOR IMMEDIATE RELEASE

                 MOLTEN METAL TECHNOLOGY COMPLETES ACQUISITION
                    OF COMMERCIAL WASTE PROCESSING FACILITY

                     GAINS FULL OWNERSHIP FROM WESTINGHOUSE

WALTHAM, Mass. - December 11, 1996 -- Molten Metal Technology, Inc. (NASDAQ;MLTN) today announced it has completed the acquisition for full ownership of the waste-processing facility it previously owned jointly with Scientific Ecology Group, Inc. (SEG), a subsidiary of Westinghouse Electric Corporation (NYSE:WX). Located in Oak Ridge, Tenn., the first-of-a-kind Quantum-CEP[Trademark] (Q-CEP) facility was built to process radioactive ion exchange resins from commercial nuclear power plants.

         Molten Metal Technology has paid $31 million in cash for SEG's half of the facility and certain associated wet waste-handling assets. These assets include contracts, equipment, services and personnel for processing radioactive waste streams at the Oak Ridge facility.

         "This acquisition will enable Molten Metal Technology to offer full service to the wet waste side of the important commercial radioactive waste industry," said Victor E. Gatto, Jr., vice president of government and nuclear business for Molten Metal Technology. "The acquisition places us in an excellent strategic position for this market."

         The Q-CEP facility offers services to utilities for processing spent ion exchange resins, a form of low-level radioactive waste. Ion exchange resins consist of beads and powders that become radioactively contaminated when used by nuclear power plants for water purification. The Q-CEP process is designed to recover useful, uncontaminated products from radioactive material; reduce the volume of radioactive material requiring storage by at least 30:1; and produce a safe, final waste form.

         Molten Metal Technology, Inc. is an environmental technology company commercializing pollution prevention and waste recycling methods that are broadly applicable to a wide variety of hazardous, non-hazardous, and radioactive wastes. Molten Metal Technology is based in Waltham, Massachusetts.

         Certain statements contained in this press release regarding future events or the future financial performance of Molten Metal Technology are forward-looking statements within the meaning of federal securities laws. These statements are based on a number of risks and uncertainties, and actual events or results could differ materially from the company's expectations as a result of completion of feasibility studies,

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customer acceptance of technology, and the award of government contracts.
Additional factors which may cause actual results to differ are described in the company's Form 8-K filed with the Securities and Exchange Commission on July 3, 1996.

                                      ###

MOLTEN METAL TECHNOLOGY, INC.           WESTINGHOUSE ELECTRIC CORPORATION
Contact:                                Contact:
Benjamin T. Downs (Investors)           Mimi Limbach
617-487-7654                            412-642-3341
Jay Woodruff (Media)
617-768-6580





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